Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com
DATE: Sept. 6, 2011

MEDIA CONTACT:	INVESTOR CONTACT:
Jeff Pounds	Sharna Reingold
(918) 573-3332	(918) 573-2078
Williams to Increase Annual Dividend by 25% to $1.00 per Share;
Provides 2011-13 Guidance Reflecting Separation of E&P Business
•	Expect Growth in Business and Williams Partners Distributions to Drive Annual 10%-15% Dividend Increases

•	New Dividend Policy Supports Continued High Payouts

•	New 2011-13 Guidance Reflects E&P Separation

•	Committed to E&P Separation; IPO Timing Dependent on Market Conditions

•	CEO Alan Armstrong to Discuss Strategy at Barclays Capital CEO Energy-Power Conference
TULSA, Okla. — Williams (NYSE: WMB) announced today it plans to increase the annual dividend on its common stock by 25 percent, to $1.00 per share. The company also outlined a new dividend policy that supports continued 10 to 15 percent annual dividend growth.
The dividend increase announced today is effective with Williams’ quarterly dividend of $0.25 per share to be paid in December 2011. The new, $0.25 quarterly dividend is double what the company paid in December 2010. Most recently, the company had paid a quarterly dividend of $0.20 per share.
Williams’ new dividend policy supports continued high payouts. The company plans to pay out substantially all of the distributions it receives from Williams Partners L.P. (NYSE:WPZ). Longer term, the company expects its Midstream Canada & Olefins segment to contribute significantly to dividend growth. In the near term, Williams plans to reinvest Midstream Canada & Olefins cash flows in attractive growth projects.
Williams also is providing 2011-13 segment profit and capital expenditure guidance that reflects the separation of the company’s exploration and production business. See the full chart below.

“The significant dividend increase and our new dividend policy underscore our active transformation of Williams into a high-dividend, high-growth energy infrastructure company,” said Alan Armstrong, president and chief executive officer.
“We remain committed to separating our exploration and production business. We are poised, when market conditions are suitable, to move forward with an IPO. We plan to fully separate the business with a tax-free spinoff to our shareholders not later than first-quarter 2012.
“Our large-scale midstream and gas pipeline assets are ideally situated in established and growing supply areas and also in close proximity to key markets,” Armstrong said. “Through 2013, we expect to invest more than $5 billion in growth projects. Across all parts of our businesses, we have good visibility to significant, additional growth investments that are not yet included in our guidance.”
Williams and Williams Partners are committed to maintaining investment-grade credit.
Armstrong will discuss the dividend increase, the company’s strategy and 2011-13 guidance in detail during his presentation tomorrow at the 2011 Barclays Capital CEO Energy-Power Conference. A link to the live webcast of his presentation, which is scheduled for approximately 11 a.m. EDT, is available www.williams.com. The presentation will also be posted to the company’s website tomorrow morning.
Williams’ assumptions for certain energy commodity prices for 2011-13 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table. These reflect the planned separation of the company’s exploration and production business.

Commodity Price Assumptions and Financial
Outlook (Assumes Separation of E&P for All
Periods Presented)

	2011						2012						2013
As of Sept. 6, 2011	Low		Mid		High		Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$3.40		$4.25		$5.10		$4.00		$5.00		$6.00		$4.25		$5.30		$6.35
Rockies	$3.10		$3.85		$4.60		$3.65		$4.55		$5.45		$3.90		$4.85		$5.80
Avg. San Juan/Mid-Continent	$3.20		$4.00		$4.80		$3.70		$4.65		$5.60		$3.95		$4.95		$5.95

Oil / NGL:
Crude Oil -WTI ($ per barrel)	$80		$95		$110		$80		$95		$110		$80		$95		$110
Crude to Gas Ratio	21.6	x	22.5	x	23.5	x	18.3	x	19.2	x	20.0	x	17.3	x	18.1	x	18.8	x
NGL to Crude Oil Relationship	57%		53%		50%		53%		54%		54%		51%		52%		54%

Average NGL margins ($ per gallon) (1)	$0.72		$0.78		$0.84		$0.59		$0.75		$0.90		$0.55		$0.72		$0.88
Composite frac spread ($ per gallon) (2)	$0.80		$0.85		$0.89		$0.68		$0.81		$0.92		$0.63		$0.74		$0.90

Capital & Investment Expenditures (millions)
Williams Partners
Midstream	$875		$1,000		$1,125		$900		$1,000		$1,100		$750		$900		$1,050
Gas Pipeline (3)	535		573		610		580		630		680		600		650		700
Williams Partners -Total	$1,410		$1,573		$1,735		$1,480		$1,630		$1,780		$1,350		$1,550		$1,750
Midstream Canada & Olefins	350		400		450		400		450		500		500		600		700

Total Capital & Investment Expenditures (4)	$1,825		$2,025		$2,225		$1,900		$2,100		$2,300		$1,875		$2,175		$2,475

Adjusted Segment Profit (millions) (5)
Williams Partners
Midstream	$1,075		$1,200		$1,325		$1,000		$1,250		$1,500		$1,025		$1,325		$1,625
Gas Pipeline	670		690		710		680		700		720		700		725		750

Williams Partners -Total	$1,745		$1,890		$2,035		$1,680		$1,950		$2,220		$1,725		$2,050		$2,375
Midstream Canada & Olefins	250		300		350		275		325		375		275		350		425

Total Adjusted Segment Profit (4)	$2,005		$2,193		$2,380		$1,950		$2,275		$2,600		$2,000		$2,400		$2,800

Adjusted Segment Profit + DD&A (millions)
Williams Partners
Midstream	$1,335		$1,470		$1,605		$1,275		$1,535		$1,795		$1,315		$1,625		$1,935
Gas Pipeline	1,020		1,050		1,080		1,040		1,070		1,100		1,070		1,105		1,140

Williams Partners -Total	$2,355		$2,520		$2,685		$2,315		$2,605		$2,895		$2,385		$2,730		$3,075
Midstream Canada & Olefins	270		325		380		305		360		415		315		395		475

Total Adjusted Segment Profit + DD&A (4)	$2,670		$2,870		$3,070		$2,625		$2,975		$3,325		$2,725		$3,150		$3,575

(1)	Average NGL margins are for Williams Partners only. Excludes Midstream Canada & Olefins.

(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(3)	Capital expenditures for 2011 exclude $330 million for Williams Partners’ acquisition of a 24.5% interest in Gulfstream system from Williams.

(4)	The sum of the ranges for each business line may not match total range; does not include the Other segment.

(5)	Adjusted Segment Profit is adjusted to remove items considered unrepresentative of ongoing operations and is a non-GAAP measure. A reconciliation to the most relevant GAAP measure is attached to this news release.

About Williams (NYSE: WMB)
Williams is an integrated natural gas company focused on exploration and production, midstream gathering and processing, and interstate natural gas transportation primarily in the Rocky Mountains, Gulf Coast, Pacific Northwest, Eastern Seaboard and the Marcellus Shale in Pennsylvania. Most of the company’s interstate gas pipeline and midstream assets are held through its 75-percent ownership interest (including the general-partner interest) in Williams Partners L.P. (NYSE: WPZ), a leading diversified master limited partnership. More information is available at www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.
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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved, probable, and possible gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business segments; and

•	Natural gas, natural gas liquids, and crude oil prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas and oil reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation, and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Segment profit guidance – reported to adjusted

	2011 Guidance			2012 Guidance			2013 Guidance
	PRE E&P SPIN			POST E&P SPIN DOES NOT INCLUDE EXPLORATION & PROD.
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported segment profit:
Williams Partners (WPZ)	$1,742	$1,887	$2,032	$1,680	$1,950	$2,220	$1,725	$2,050	$2,375
Exploration & Production	250	375	500	—	—	—	—	—	—
Midstream Canada & Olefins	250	300	350	275	325	375	275	350	425
Other	21	14	6	(5)	—	5	—	—	—

Total Reported segment profit	2,263	2,576	2,888	1,950	2,275	2,600	2,000	2,400	2,800

Adjustments:
Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—	—	—	—
Loss related to Eminence storage facility leak	7	7	7	—	—	—	—	—	—

Total Williams Partners (Gas Pipeline) Adjustments	3	3	3	—	—	—	—	—	—

Mark-to-Market adjustment	20	20	20	—	—	—	—	—	—

Total Exploration & Production Adjustments	20	20	20	—	—	—	—	—	—

Gain from Venezuela investment	(11)	(11)	(11)	—	—	—	—	—	—

Total “Other” Adjustments	(11)	(11)	(11)	—	—	—	—	—	—

Total Adjustments	12	12	12	—	—	—	—	—	—

Adjusted segment profit:
Williams Partners (WPZ)	1,745	1,890	2,035	1,680	1,950	2,220	1,725	2,050	2,375
Exploration & Production	270	395	520	—	—	—	—	—	—
Midstream Canada & Olefins	250	300	350	275	325	375	275	350	425
Other	10	3	(5)	(5)	—	5	—	—	—

Total Adjusted segment profit	$2,275	$2,588	$2,900	$1,950	$2,275	$2,600	$2,000	$2,400	$2,800